Exhibit 10.1                                Facility Letter Agreement Amendment

May 1, 2009

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL  60555

Attn: Mr. John P. Graham, Chief Financial Officer & Sr. Vice President

Re:
Loan Agreement dated as of July 31, 2006 (the “Agreement”) by and between Fuel Tech, Inc. (the “Borrower”) and Wachovia Bank, National Association (the “Bank”) in the original principal amount of $25,000,000, as amended from time to time.

Obligor # 60-4198825142 - Obligation # 0000000034

Dear Mr. Graham:

Borrower and Bank hereby agree to amend the Loan Documents on the terms and conditions set forth in this letter agreement.  The Agreement and all other documents, including the Revolving Credit Note from Borrower to Bank, executed and delivered in connection therewith are collectively referred to herein as the “Loan Documents”.  All capitalized terms used but not defined herein shall have the meanings assigned in the Loan Documents.

Revolving Credit Commitment. From the date of this letter agreement through the Revolving Credit Termination Date, the Revolving Credit Amount is $15,000,000.

Revolving Credit Termination Date.  Borrower acknowledges that the Revolving Credit Termination Date is July 31, 2009.

Affirmations of Borrower. Borrower affirms and represents that the Loan Documents, as modified hereby, and other Loan Documents (as defined in the Loan Agreement)  are in full force and effect, that Borrower has no defense to payment or performance of the Obligations, that no setoffs against the Obligations exist, and that Borrower has no counterclaims against Bank.  Borrower ratifies and confirms all provisions of the Loan Documents.

Miscellaneous. This letter agreement and the other Loan Documents constitute the sole agreement of the parties and supersede all oral negotiations and prior writings with respect to the subject matter thereof.

This letter agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all counterparts shall together constitute one and the letter agreement.

Please indicate your agreement with the terms, affirmations and representations of this letter agreement by signing it as provided below and returning it to the undersigned within  five (5) days of the date hereof. Should you have any questions, do not hesitate to call.

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick J. Kaufman
Patrick J. Kaufmann
Senior Vice President

ACCEPTED AND AGREED TO:

FUEL TECH, INC.

By:	/s/ John P. Graham
John P. Graham
Chief Financial Officer & Sr. Vice President